Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FOURTH QUARTER EARNINGS OF $26.1 MILLION

OLNEY, MARYLAND, January 23, 2024 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $26.1 million ($0.58 per diluted common share) for the quarter ended December 31, 2023, compared to net income of $20.7 million ($0.46 per diluted common share) for the third quarter of 2023 and $34.0 million ($0.76 per diluted common share) for the fourth quarter of 2022. The increase in the current quarter's net income compared to the linked quarter was a product of a lower provision for credit losses coupled with lower non-interest expense, partially offset by lower net interest income and non-interest income.

Current quarter's core earnings were $27.1 million ($0.60 per diluted common share), compared to $27.8 million ($0.62 per diluted common share) for the quarter ended September 30, 2023 and $35.3 million ($0.79 per diluted common share) for the quarter ended December 31, 2022. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter’s core earnings were positively affected by a lower provision for credit losses, which was offset by lower revenues and an increase in non-interest expense, after excluding the pension settlement expense from the prior quarter.

“Over the past year, we successfully grew core funding, improved liquidity and expanded our client base," said Daniel J. Schrider, Chairman, President and CEO of Sandy Spring Bank. "We also launched improved digital banking and online account opening platforms that give our clients more control in how they bank with us."

“While it was a challenging year given the rate environment and economic uncertainty, we are focused on building on this positive momentum in 2024 and continuing to stay close to our clients,” Schrider added.

Fourth Quarter Highlights

•Total assets at December 31, 2023 decreased by 1% to $14.0 billion compared to $14.1 billion at September 30, 2023.

•Total loans increased by $66.7 million or 1% to $11.4 billion at December 31, 2023 compared to $11.3 billion at September 30, 2023. During the current quarter, the Company reduced its concentration in the investor commercial real estate segment by $33.3 million, while AD&C and commercial business loans and lines increased $50.3 million and $50.2 million, respectively. The total mortgage loan portfolio remained relatively unchanged during this period.

•Deposits decreased $154.5 million or 1% to $11.0 billion at December 31, 2023 compared to $11.2 billion at September 30, 2023, as noninterest-bearing and interest-bearing deposits declined $99.7 million and $54.7 million, respectively. Decline within noninterest-bearing deposit categories was driven by lower balances in small business and title company commercial checking accounts. The decrease in interest-bearing deposits was due to a $253.1 million reduction in brokered time deposits, as the Company continued to reduce its reliance on wholesale funding sources, in addition to the $111.9 million decrease in money market accounts. These declines were partially offset by the $265.9 million growth in savings accounts.

•The ratio of non-performing loans to total loans was 0.81% at December 31, 2023 compared to 0.46% at September 30, 2023 and 0.35% at December 31, 2022. The current quarter's increase in non-performing loans was related to two large investor commercial real estate relationships within the custodial care and multifamily residential property industries. Net charge-off activity during the current quarter was insignificant.

•Total borrowings were unchanged across all categories at December 31, 2023 compared to the previous quarter.

•Net interest income for the fourth quarter of 2023 declined $3.4 million or 4% compared to the previous quarter and $24.9 million or 23% compared to the fourth quarter of 2022. During the recent quarter, the $3.2 million growth in interest income was more than offset by the $6.6 million increase in interest expense, a result of the competitive rates offered on deposits.

•The net interest margin was 2.45% for the fourth quarter of 2023 compared to 2.55% for the third quarter of 2023 and 3.26% for the fourth quarter of 2022. This decline in the net interest margin was the result of higher rates paid on interest-bearing liabilities, driven by higher market rates, competition for deposits, and customers' movement of excess funds out of noninterest-bearing into interest-bearing accounts, which outpaced the increase in the yield on interest-earning assets. Compared to the linked quarter, the rate paid on interest-bearing liabilities rose 25 basis points, while the yield on interest-earning assets increased 9 basis points, resulting in the quarterly margin compression of 10 basis points.

•Provision for credit losses directly attributable to the funded loan portfolio for the current quarter was a credit of $2.6 million compared to a charge of $3.2 million in the previous quarter and $7.9 million in the prior year quarter. The reduction in the provision during the current quarter was attributable to a change in the composition of the loan portfolio, a decline in the probability of an economic recession and updates to other qualitative adjustments used within the reserve calculation. These factors were partially offset by an individual reserve established on an investor commercial real estate loan designated as non-accrual during the current quarter coupled with a slight deterioration in other relevant economic factors in the most recent economic forecast. In addition, during the current quarter the Company reduced its reserve for unfunded commitments by $0.9 million, a result of higher utilization rates on lines of credit.

•Non-interest income for the fourth quarter of 2023 decreased by 5% or $0.8 million compared to the linked quarter and grew by 16% or $2.3 million compared to the prior year quarter. The quarter-over-quarter decrease was mainly driven by lower income from mortgage banking activities, due to lower sales volume, partially offset by greater BOLI income.

•Non-interest expense for the fourth quarter of 2023 decreased $5.3 million or 7% compared to the third quarter of 2023 and $2.8 million or 4% compared to the prior year quarter. The previous quarter included an $8.2 million in pension settlement expense related to the termination of the Company's pension plan. Excluding this item from the previous quarter, total non-interest expense increased by $2.8 million or 4% due to higher professional and consulting fees, marketing expense and other operating expenses.

•Return on average assets (“ROA”) for the quarter ended December 31, 2023 was 0.73% and return on average tangible common equity (“ROTCE”) was 9.26% compared to 0.58% and 7.42%, respectively, for the third quarter of 2023 and 0.98% and 12.91%, respectively, for the fourth quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.76% and core ROTCE was 9.26% compared to 0.78% and 9.51%, respectively, for the previous quarter and 1.02% and 13.02%, respectively, for the fourth quarter of 2022.

•The GAAP efficiency ratio was 68.33% for the fourth quarter of 2023, compared to 70.72% for the third quarter of 2023 and 53.23% for the fourth quarter of 2022. The non-GAAP efficiency ratio was 66.16% for the fourth quarter of 2023 compared to 60.91% for the third quarter of 2023 and 51.46% for the prior year quarter. The increase in non-GAAP efficiency ratio (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter and the fourth quarter of the prior year was the result of declines in net revenue from the prior periods coupled with the growth in non-interest expense.

Balance Sheet and Credit Quality

Total assets were $14.0 billion at December 31, 2023, as compared to $14.1 billion at September 30, 2023. At December 31, 2023 total loans increased by $66.7 million or 1% to $11.4 billion compared to $11.3 billion at September 30, 2023. Commercial real estate and business loans increased $62.0 million quarter-over-quarter due to the $50.3 million and $50.2 million growth in the AD&C and commercial business loan and lines portfolios, respectively, partially offset by a $33.3 million decline in the investor commercial real estate loan portfolio. Quarter-over-quarter the total mortgage loan portfolio remained relatively unchanged.

Deposits decreased $154.5 million or 1% to $11.0 billion at December 31, 2023 compared to $11.2 billion at September 30, 2023. During this period noninterest-bearing and interest-bearing deposits declined $99.7 million and $54.7 million, respectively. The decline within noninterest-bearing deposit categories was primarily driven by $64.7 million and $54.4 million decrease in small business and title company commercial checking accounts, respectively. The decrease in interest-bearing deposits was due to a $253.1 million reduction in brokered time deposits, as the Company continued to reduce its reliance on wholesale funding sources during the current quarter, in addition to the $111.9 million decrease in money market accounts. These declines were partially offset by $265.9 million growth in savings accounts. Total deposits, excluding brokered deposits, increased by $85.5 million or 1% quarter-over-quarter and represented 92% of the total deposits as of December 31, 2023 compared to 90% at September 30,

2023, reflecting continued stability of the core deposit base. Due to the deposit decline experienced during the current quarter the loan to deposit ratio increased to 103% at December 31, 2023 from 101% at September 30, 2023. Total uninsured deposits at December 31, 2023 were approximately 34% of the total deposits.

At December 31, 2023, contingent liquidity, which consists of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window and the Bank Term Funding Program, as well as excess cash and unpledged investment securities totaled $6.0 billion or 162% of uninsured deposits.

The tangible common equity ratio increased to 8.77% of tangible assets at December 31, 2023, compared to 8.42% at September 30, 2023. This increase reflected the impact of higher tangible common equity, a product of $10.8 million increase in net retained earnings and a $38.2 million decrease in unrealized losses on available-for-sale investment securities during the current quarter, while tangible assets decreased by $119.2 million.

At December 31, 2023, the Company had a total risk-based capital ratio of 14.92%, a common equity tier 1 risk-based capital ratio of 10.90%, a tier 1 risk-based capital ratio of 10.90%, and a tier 1 leverage ratio of 9.51%. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. At December 31, 2023, non-performing loans totaled $91.8 million, compared to $51.8 million at September 30, 2023 and $39.4 million at December 31, 2022. Non-performing loans to total loans was 0.81% compared to 0.46%. These levels of non-performing loans compare to 0.35% at December 31, 2022. The current quarter's increase in non-performing loans was related to two large investor commercial real estate relationships within the custodial care and multifamily residential property industries. These two relationships accounted for $42.4 million of the total $47.9 million of loans placed on non-accrual during the quarter. Only the custodial care relationship required an individual reserve during the current quarter. An individual reserve was recorded earlier in the year on the multifamily residential property relationship. Total net recoveries for the current quarter amounted to $0.1 million compared to net charge-offs of $0.1 million for the third quarter of 2023 and $0.1 million of net recoveries for the fourth quarter of 2022.

At December 31, 2023, the allowance for credit losses was $120.9 million or 1.06% of outstanding loans and 132% of non-performing loans, compared to $123.4 million or 1.09% of outstanding loans and 238% of non-performing loans at the end of the previous quarter and $136.2 million or 1.20% of outstanding loans and 346% of non-performing loans at the end of the fourth quarter of 2022. The decrease in the allowance for the current quarter compared to the previous quarter mainly reflects a change in the composition of the loan portfolio, a decline in the probability of an economic recession and updates to other qualitative adjustments, partially offset by an individual reserve established on the previously discussed investor commercial real estate loan designated as non-accrual during the current quarter coupled with a slight deterioration in other relevant economic factors in the most recent economic forecast.

Income Statement Review

Quarterly Results

Net income was $26.1 million ($0.58 per diluted common share) for the three months ended December 31, 2023 compared to $20.7 million ($0.46 per diluted common share) for the three months ended September 30, 2023 and $34.0 million ($0.76 per diluted common share) for the prior year quarter. The current quarter's core earnings were $27.1 million ($0.60 per diluted common share), compared to $27.8 million ($0.62 per diluted common share) for the previous quarter and $35.3 million ($0.79 per diluted common share) for the quarter ended December 31, 2022. The increase in the current quarter's net income compared to the previous quarter, which included a one-time pension settlement expense of $8.2 million, was a result of lower provision for credit losses partially offset by declines in both net interest income and non-interest income.

Net interest income for the fourth quarter of 2023 decreased $3.4 million or 4% compared to the previous quarter and $24.9 million or 23% compared to the fourth quarter of 2022. Both quarterly and year-over-year decreases in net interest income were driven by higher interest expense, a result of higher funding costs, which outpaced growth in interest income. The rising interest rate environment was primarily responsible for a $20.3 million year-over-year increase in interest income. This growth in interest income was more than offset by the $45.3 million year-over-year growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits. Interest income growth occurred in all categories of commercial loans and, to a lesser degree, in residential mortgage loans, and consumer loans.

The net interest margin was 2.45% for the fourth quarter of 2023 compared to 2.55% for the third quarter of 2023 and 3.26% for the fourth quarter of 2022. The contraction of the net interest margin for the current quarter reflects the higher rate paid on interest-bearing liabilities, which outpaced the increase in the yield on interest-earning assets. The overall rate and yield increases were driven by the multiple federal funds rate increases that occurred over the preceding twelve months, competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products. As compared to the prior year quarter, the yield on interest-earning assets increased 49 basis points while the rate paid on interest-bearing liabilities rose 169 basis points, resulting in net interest margin compression of 81 basis points.

The total provision for credit losses was a credit of $3.4 million for the fourth quarter of 2023 compared to a charge of $2.4 million for the previous quarter and $10.8 million for the fourth quarter of 2022. The provision for credit losses directly attributable to the funded loan portfolio was a credit of $2.6 million for the current quarter compared to a charge of $3.2 million for the third quarter of 2023 and the prior year quarter’s provision of $7.9 million. The current quarter's provision is mainly a reflection of change in the composition of the loan portfolio, a decline in the probability of an economic recession and updates to other qualitative adjustments, partially offset by an increase in individual reserves driven by one large investor commercial real estate relationship along with a slight deterioration in other relevant economic factors.

Non-interest income for the fourth quarter of 2023 decreased by 5% or $0.8 million compared to the linked quarter and grew by 16% or $2.3 million compared to the prior year quarter. The current quarter's decrease in non-interest income as compared to the previous quarter was mainly driven by lower income from mortgage banking activities, due to lower sales volume, partially offset by an increase in BOLI income.

Non-interest expense for the fourth quarter of 2023 decreased $5.3 million or 7% compared to the third quarter of 2023 and increased $2.8 million or 4% compared to the fourth quarter of 2022. The previous quarter included $8.2 million of pension settlement expense related to the termination of the Company's pension plan. Excluding this item from the previous quarter, total non-interest expense increased by $2.8 million or 4% driven by a cumulative effect of higher professional and consulting fees, marketing expense and other operating expenses, partially offset by lower salaries and employee benefits.

For the fourth quarter of 2023, the GAAP efficiency ratio was 68.33% compared to 70.72% for the third quarter of 2023 and 53.23% for the fourth quarter of 2022. The GAAP efficiency ratio rose from the prior year quarter primarily as a result of the 19% decrease in GAAP revenue in combination with the 4% increase in GAAP non-interest expense. The non-GAAP efficiency ratio was 66.16% for the current quarter as compared to 60.91% for the third quarter of 2023 and 51.46% for the fourth quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the fourth quarter of the prior year to the current year quarter was primarily the result of the 19% decline in non-GAAP revenue, while non-GAAP expenses increased 4%.

ROA for the quarter ended December 31, 2023 was 0.73% and ROTCE was 9.26% compared to 0.58% and 7.42%, respectively, for the third quarter of 2023 and 0.98% and 12.91%, respectively, for the fourth quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 0.76% and core ROTCE was 9.26% compared to 0.78% and 9.51% for the third quarter of 2023 and 1.02% and 13.02%, respectively, for the fourth quarter of 2022.

Year-to-Date Results

The Company recorded net income of $122.8 million for the year ended December 31, 2023 compared to net income of $166.3 million for the same period in the prior year. Core earnings were $134.3 million for the year ended December 31, 2023 compared to $160.3 million for the same period in the prior year. Year-to-date net income declined as a result of the gain recognized on the sale of the Company's insurance segment during the prior year in combination with the decrease in net interest income and higher non-interest expense, partially offset by lower provision for credit losses.

For the year ended December 31, 2023, net interest income decreased $72.5 million compared to the prior year as a result of the $214.3 million increase in interest expense, partially offset by the $141.9 million increase in interest income. The increase in interest expense was driven by the interest expense on deposits, primarily associated with money market and time deposit accounts and, to a lesser degree, FHLB and Federal Reserve Bank borrowings. The net interest margin declined to 2.67% for the year ended December 31, 2023, compared to 3.44% for the prior year, primarily as a result of higher funding costs due to the rising interest rate environment and market competition for deposits during the period.

The provision for credit losses for the year ended December 31, 2023 amounted to a credit of $17.6 million as compared to a charge of $34.4 million for 2022. The credit to the provision for the year ended December 31, 2023 was a reflection of the improving regional forecasted unemployment rate, observed during the first half of the current year, and the declining probability of economic recession, partially offset by higher individual reserves on our non-accrual loans during the year.

For the year ended December 31, 2023, non-interest income decreased 23% to $67.1 million compared to $87.0 million for 2022. During the prior year, the Company realized a $16.5 million gain on the sale of its insurance segment. Excluding the gain, non-interest income decreased 5% or $3.4 million, driven by a $2.9 million decrease in insurance commissions, a $2.6 million decrease in bank card fees and a $0.6 million decrease in income from mortgage banking activities. Insurance commission income declined due to the disposition of the Company's insurance business during the second quarter of the prior year. Fees from bank cards declined as a result of regulatory restrictions on transaction fees effective in the second half of the prior year. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which continues to dampen home sales and refinancing activity. These decreases in non-interest income year-over-year were partially offset by a $1.1 million increase in BOLI mortality-related income and the $0.9 million increase in wealth management income.

Non-interest expense increased 7% to $275.1 million for the year ended December 31, 2023, compared to $257.3 million for 2022. Current year expense included pension settlement expense of $8.2 million and severance expense of $1.9 million, while the prior year included contingent earn-out expense associated with the 2020 acquisition of Rembert Pendleton Jackson of $1.2 million and merger, acquisition and disposal expense of $1.1 million. Excluding these items, non-interest expense increased by $10.0 million or 4% in the current year over the prior year. The drivers of the increase in non-interest expense were a $8.8 million increase in professional fees, a $4.7 million increase in FDIC expense, and a $1.7 million increase in software amortization expense. Excluding the pension settlement expense, total salaries and benefits expense declined by $6.5 million from the prior year period, predominantly due to a reduction in performance-based compensation. Year-over-year increases in both professional fees and software amortization expense were mainly associated with the Company's investments in technology and software projects. The increase in FDIC insurance expense was a result of an increase in the assessment rate for all banks that became effective in 2023.

For the year ended December 31, 2023, the GAAP efficiency ratio was 65.24% compared to 50.05% for the same period in 2022. The non-GAAP efficiency ratio for the current year was 60.99% compared to the 49.66% for the prior year. The growth in the current year’s GAAP and non-GAAP efficiency ratios compared to the prior year, indicating a decline in efficiency, was the result of the declines in GAAP and non-GAAP revenues combined with the growth in GAAP and non-GAAP non-interest expenses.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), merger, acquisition and disposal expense, gain on disposal of assets, pension settlement expense, severance expense and contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, pension settlement expense, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 125369. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until February 6, 2024. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 801362.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jen Schell, Senior Vice President
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the quarter ended September 30, 2023, including in the Risk Factors section of those reports, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(Dollars in thousands, except per share data)	2023	2022		2023	2022
Results of operations:
Net interest income	$81,696	$106,643	(23)%	$354,550	$427,004	(17)%
Provision/ (credit) for credit losses	(3,445)	10,801	N/M	(17,561)	34,372	N/M
Non-interest income	16,560	14,297	16	67,078	87,019	(23)
Non-interest expense	67,142	64,375	4	275,054	257,293	7
Income before income tax expense	34,559	45,764	(24)	164,135	222,358	(26)
Net income	26,100	33,980	(23)	122,844	166,299	(26)

Net income attributable to common shareholders	$26,066	$33,866	(23)	$122,621	$165,618	(26)
Pre-tax pre-provision net income (1)	$31,114	$56,565	(45)	$146,574	$256,730	(43)

Return on average assets	0.73%	0.98%		0.87%	1.26%
Return on average common equity	6.70%	9.23%		8.04%	11.23%
Return on average tangible common equity (1)	9.26%	12.91%		11.06%	15.64%
Net interest margin	2.45%	3.26%		2.67%	3.44%
Efficiency ratio - GAAP basis (2)	68.33%	53.23%		65.24%	50.05%
Efficiency ratio - Non-GAAP basis (2)	66.16%	51.46%		60.99%	49.66%

Per share data:
Basic net income per common share	$0.58	$0.76	(24)%	$2.74	$3.69	(26)%
Diluted net income per common share	$0.58	$0.76	(23)	$2.73	$3.68	(26)
Weighted average diluted common shares	45,009,574	44,828,827	—	44,947,263	45,039,022	—
Dividends declared per share	$0.34	$0.34	—	$1.36	$1.36	—
Book value per common share	$35.36	$33.23	6	$35.36	$33.23	6
Tangible book value per common share (1)	$26.64	$24.64	8	$26.64	$24.64	8
Outstanding common shares	44,913,561	44,657,054	1	44,913,561	44,657,054	1

Financial condition at period-end:
Investment securities	$1,414,453	$1,543,208	(8)%	$1,414,453	$1,543,208	(8)%
Loans	11,366,989	11,396,706	—	11,366,989	11,396,706	—
Assets	14,028,172	13,833,119	1	14,028,172	13,833,119	1
Deposits	10,996,538	10,953,421	—	10,996,538	10,953,421	—
Stockholders' equity	1,588,142	1,483,768	7	1,588,142	1,483,768	7

Capital ratios:
Tier 1 leverage (3)	9.51%	9.33%		9.51%	9.33%
Common equity tier 1 capital to risk-weighted assets (3)	10.90%	10.23%		10.90%	10.23%
Tier 1 capital to risk-weighted assets (3)	10.90%	10.23%		10.90%	10.23%
Total regulatory capital to risk-weighted assets (3)	14.92%	14.20%		14.92%	14.20%
Tangible common equity to tangible assets (4)	8.77%	8.18%		8.77%	8.18%
Average equity to average assets	10.97%	10.61%		10.87%	11.20%

Credit quality ratios:
Allowance for credit losses to loans	1.06%	1.20%		1.06%	1.20%
Non-performing loans to total loans	0.81%	0.35%		0.81%	0.35%
Non-performing assets to total assets	0.65%	0.29%		0.65%	0.29%
Allowance for credit losses to non-performing loans	131.59%	346.15%		131.59%	346.15%
Annualized net charge-offs/ (recoveries) to average loans (5)	—%	—%		0.01%	—%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger, acquisition and disposal expense, severance expense, pension settlement expense and contingent payment expense from non-interest expense; and investment securities gains/ (losses) and gain on disposal of assets from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at December 31, 2023.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Core earnings (non-GAAP):
Net income (GAAP)	$26,100	$33,980	$122,844	$166,299
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Merger, acquisition and disposal expense	—	—	—	796
Amortization of intangible assets	1,047	1,049	3,898	4,333
Severance expense	—	—	1,445	—
Pension settlement expense	—	—	6,088	—
Gain on disposal of assets	—	—	—	(12,309)
Investment securities losses	—	293	—	257
Contingent payment expense	—	—	27	929
Core earnings (Non-GAAP)	$27,147	$35,322	$134,302	$160,305

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,009,574	44,828,827	44,947,263	45,039,022

Earnings per diluted common share (GAAP)	$0.58	$0.76	$2.73	$3.68
Core earnings per diluted common share (non-GAAP)	$0.60	$0.79	$2.99	$3.56

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,090,423	$13,769,472	$14,055,645	$13,218,824

Return on average assets (GAAP)	0.73%	0.98%	0.87%	1.26%
Core return on average assets (non-GAAP)	0.76%	1.02%	0.96%	1.21%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$26,100	$33,980	$122,844	$166,299
Plus: Amortization of intangible assets (net of tax)	1,047	1,049	3,898	4,333
Net income before amortization of intangible assets	$27,147	$35,029	$126,742	$170,632

Average total stockholders' equity (GAAP)	$1,546,312	$1,460,254	$1,528,242	$1,480,198
Average goodwill	(363,436)	(363,436)	(363,436)	(366,244)
Average other intangible assets, net	(20,162)	(20,739)	(18,596)	(23,009)
Average tangible common equity (non-GAAP)	$1,162,714	$1,076,079	$1,146,210	$1,090,945

Return on average tangible common equity (non-GAAP)	9.26%	12.91%	11.06%	15.64%
Core return on average tangible common equity (non-GAAP)	9.26%	13.02%	11.72%	14.69%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Pre-tax pre-provision net income:
Net income (GAAP)	$26,100	$33,980	$122,844	$166,299
Plus/ (less) non-GAAP adjustments:
Income tax expense	8,459	11,784	41,291	56,059
Provision/ (credit) for credit losses	(3,445)	10,801	(17,561)	34,372
Pre-tax pre-provision net income (non-GAAP)	$31,114	$56,565	$146,574	$256,730

Efficiency ratio (GAAP):
Non-interest expense	$67,142	$64,375	$275,054	$257,293

Net interest income plus non-interest income	$98,256	$120,940	$421,628	$514,023

Efficiency ratio (GAAP)	68.33%	53.23%	65.24%	50.05%

Efficiency ratio (Non-GAAP):
Non-interest expense	$67,142	$64,375	$275,054	$257,293
Less non-GAAP adjustments:
Amortization of intangible assets	1,403	1,408	5,223	5,814
Merger, acquisition and disposal expense	—	—	—	1,068
Severance expense	—	—	1,939	—
Pension settlement expense	—	—	8,157	—
Contingent payment expense	—	—	36	1,247
Non-interest expense - as adjusted	$65,739	$62,967	$259,699	$249,164

Net interest income plus non-interest income	$98,256	$120,940	$421,628	$514,023
Plus non-GAAP adjustment:
Tax-equivalent income	1,113	1,032	4,157	3,841
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	—	(393)	—	(345)
Gain on disposal of assets	—	—	—	16,516
Net interest income plus non-interest income - as adjusted	$99,369	$122,365	$425,785	$501,693

Efficiency ratio (Non-GAAP)	66.16%	51.46%	60.99%	49.66%

Tangible common equity ratio:
Total stockholders' equity	$1,588,142	$1,483,768	$1,588,142	$1,483,768
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(28,301)	(19,855)	(28,301)	(19,855)
Tangible common equity	$1,196,405	$1,100,477	$1,196,405	$1,100,477

Total assets	$14,028,172	$13,833,119	$14,028,172	$13,833,119
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(28,301)	(19,855)	(28,301)	(19,855)
Tangible assets	$13,636,435	$13,449,828	$13,636,435	$13,449,828

Tangible common equity ratio	8.77%	8.18%	8.77%	8.18%

Outstanding common shares	44,913,561	44,657,054	44,913,561	44,657,054
Tangible book value per common share	$26.64	$24.64	$26.64	$24.64

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	December 31, 2023	December 31, 2022
Assets
Cash and due from banks	$82,257	$88,152
Federal funds sold	245	193
Interest-bearing deposits with banks	463,396	103,887
Cash and cash equivalents	545,898	192,232
Residential mortgage loans held for sale (at fair value)	10,836	11,706
Investments held-to-maturity (fair values of $200,411 and $220,123 at December 31, 2023 and December 31, 2022, respectively)	236,165	259,452
Investments available-for-sale (at fair value)	1,102,681	1,214,538
Other investments, at cost	75,607	69,218
Total loans	11,366,989	11,396,706
Less: allowance for credit losses - loans	(120,865)	(136,242)
Net loans	11,246,124	11,260,464
Premises and equipment, net	59,490	67,070
Other real estate owned	—	645
Accrued interest receivable	46,583	41,172
Goodwill	363,436	363,436
Other intangible assets, net	28,301	19,855
Other assets	313,051	333,331
Total assets	$14,028,172	$13,833,119

Liabilities
Noninterest-bearing deposits	$2,914,161	$3,673,300
Interest-bearing deposits	8,082,377	7,280,121
Total deposits	10,996,538	10,953,421
Securities sold under retail repurchase agreements	75,032	61,967
Federal funds purchased	—	260,000
Federal Reserve Bank borrowings	300,000	—
Advances from FHLB	550,000	550,000
Subordinated debt	370,803	370,205
Total borrowings	1,295,835	1,242,172
Accrued interest payable and other liabilities	147,657	153,758
Total liabilities	12,440,030	12,349,351

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,913,561 and 44,657,054 at December 31, 2023 and December 31, 2022, respectively	44,914	44,657
Additional paid in capital	742,243	734,273
Retained earnings	898,316	836,789
Accumulated other comprehensive loss	(97,331)	(131,951)
Total stockholders' equity	1,588,142	1,483,768
Total liabilities and stockholders' equity	$14,028,172	$13,833,119

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$148,655	$135,079	$579,960	$462,121
Interest on loans held for sale	199	234	896	738
Interest on deposits with banks	8,456	1,427	22,435	2,672
Interest and dividend income on investment securities:
Taxable	6,454	6,047	26,992	20,519
Tax-advantaged	1,848	2,509	7,224	9,609
Interest on federal funds sold	4	4	17	8
Total interest income	165,616	145,300	637,524	495,667
Interest expense:
Interest on deposits	69,813	28,276	225,028	43,854
Interest on retail repurchase agreements and federal funds purchased	4,075	1,697	14,452	2,929
Interest on advances from FHLB	6,086	4,759	27,709	7,825
Interest on subordinated debt	3,946	3,925	15,785	14,055
Total interest expense	83,920	38,657	282,974	68,663
Net interest income	81,696	106,643	354,550	427,004
Provision/ (credit) for credit losses	(3,445)	10,801	(17,561)	34,372
Net interest income after provision/ (credit) for credit losses	85,141	95,842	372,111	392,632
Non-interest income:
Investment securities gains/ (losses)	—	(393)	—	(345)
Gain on disposal of assets	—	—	—	16,516
Service charges on deposit accounts	2,749	2,419	10,447	9,803
Mortgage banking activities	792	783	5,536	6,130
Wealth management income	9,219	8,472	36,633	35,774
Insurance agency commissions	—	—	—	2,927
Income from bank owned life insurance	1,207	950	4,210	3,141
Bank card fees	454	463	1,769	4,379
Other income	2,139	1,603	8,483	8,694
Total non-interest income	16,560	14,297	67,078	87,019
Non-interest expense:
Salaries and employee benefits	35,482	39,455	160,192	158,504
Occupancy expense of premises	4,558	4,728	18,778	19,255
Equipment expenses	3,987	3,859	15,675	14,779
Marketing	1,242	1,354	5,103	5,197
Outside data services	3,000	2,707	11,186	10,199
FDIC insurance	2,615	1,462	9,461	4,792
Amortization of intangible assets	1,403	1,408	5,223	5,814
Merger, acquisition and disposal expense	—	—	—	1,068
Professional fees and services	5,628	2,573	17,982	9,169
Other expenses	9,227	6,829	31,454	28,516
Total non-interest expense	67,142	64,375	275,054	257,293
Income before income tax expense	34,559	45,764	164,135	222,358
Income tax expense	8,459	11,784	41,291	56,059
Net income	$26,100	$33,980	$122,844	$166,299

Net income per share amounts:
Basic net income per common share	$0.58	$0.76	$2.74	$3.69
Diluted net income per common share	$0.58	$0.76	$2.73	$3.68
Dividends declared per share	$0.34	$0.34	$1.36	$1.36

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023				2022
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$166,729	$163,479	$159,156	$152,317	$146,332	$131,373	$114,901	$106,902
Interest expense	83,920	77,330	67,679	54,045	38,657	17,462	7,959	4,585
Tax-equivalent net interest income	82,809	86,149	91,477	98,272	107,675	113,911	106,942	102,317
Tax-equivalent adjustment	1,113	1,068	1,006	970	1,032	951	992	866
Provision/ (credit) for credit losses	(3,445)	2,365	5,055	(21,536)	10,801	18,890	3,046	1,635
Non-interest income	16,560	17,391	17,176	15,951	14,297	16,882	35,245	20,595
Non-interest expense	67,142	72,471	69,136	66,305	64,375	65,780	64,991	62,147
Income before income tax expense	34,559	27,636	33,456	68,484	45,764	45,172	73,158	58,264
Income tax expense	8,459	6,890	8,711	17,231	11,784	11,588	18,358	14,329
Net income	$26,100	$20,746	$24,745	$51,253	$33,980	$33,584	$54,800	$43,935
GAAP financial performance:
Return on average assets	0.73%	0.58%	0.70%	1.49%	0.98%	0.99%	1.69%	1.42%
Return on average common equity	6.70%	5.35%	6.46%	13.93%	9.23%	8.96%	14.97%	11.83%
Return on average tangible common equity	9.26%	7.42%	8.93%	19.10%	12.91%	12.49%	20.83%	16.45%
Net interest margin	2.45%	2.55%	2.73%	2.99%	3.26%	3.53%	3.49%	3.49%
Efficiency ratio - GAAP basis	68.33%	70.72%	64.22%	58.55%	53.23%	50.66%	46.03%	50.92%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$31,114	$30,001	$38,511	$46,948	$56,565	$64,062	$76,204	$59,899
Core after-tax earnings	$27,147	$27,766	$27,136	$52,253	$35,322	$35,695	$44,238	$45,050
Core return on average assets	0.76%	0.78%	0.77%	1.52%	1.02%	1.05%	1.37%	1.45%
Core return on average common equity	6.97%	7.16%	7.09%	14.20%	9.60%	9.53%	12.09%	12.13%
Core return on average tangible common equity	9.26%	9.51%	9.43%	19.11%	13.02%	12.86%	16.49%	16.45%
Core earnings per diluted common share	$0.60	$0.62	$0.60	$1.16	$0.79	$0.80	$0.98	$0.99
Efficiency ratio - Non-GAAP basis	66.16%	60.91%	60.68%	56.87%	51.46%	48.18%	49.79%	49.34%
Per share data:
Net income attributable to common shareholders	$26,066	$20,719	$24,712	$51,084	$33,866	$33,470	$54,606	$43,667
Basic net income per common share	$0.58	$0.46	$0.55	$1.14	$0.76	$0.75	$1.21	$0.97
Diluted net income per common share	$0.58	$0.46	$0.55	$1.14	$0.76	$0.75	$1.21	$0.96
Weighted average diluted common shares	45,009,574	44,960,455	44,888,759	44,872,582	44,828,827	44,780,560	45,111,693	45,333,292
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Securities gains/ (losses)	$—	$—	$—	$—	$(393)	$2	$38	$8
Gain/ (loss) on disposal of assets	—	—	—	—	—	(183)	16,699	—
Service charges on deposit accounts	2,749	2,704	2,606	2,388	2,419	2,591	2,467	2,326
Mortgage banking activities	792	1,682	1,817	1,245	783	1,566	1,483	2,298
Wealth management income	9,219	9,391	9,031	8,992	8,472	8,867	9,098	9,337
Insurance agency commissions	—	—	—	—	—	—	812	2,115
Income from bank owned life insurance	1,207	845	1,251	907	950	693	703	795
Bank card fees	454	450	447	418	463	438	1,810	1,668
Other income	2,139	2,319	2,024	2,001	1,603	2,908	2,135	2,048
Total non-interest income	$16,560	$17,391	$17,176	$15,951	$14,297	$16,882	$35,245	$20,595
Non-interest expense:
Salaries and employee benefits	$35,482	$44,853	$40,931	$38,926	$39,455	$40,126	$39,550	$39,373
Occupancy expense of premises	4,558	4,609	4,764	4,847	4,728	4,759	4,734	5,034
Equipment expenses	3,987	3,811	3,760	4,117	3,859	3,825	3,559	3,536
Marketing	1,242	729	1,589	1,543	1,354	1,370	1,280	1,193
Outside data services	3,000	2,819	2,853	2,514	2,707	2,509	2,564	2,419
FDIC insurance	2,615	2,333	2,375	2,138	1,462	1,268	1,078	984
Amortization of intangible assets	1,403	1,245	1,269	1,306	1,408	1,432	1,466	1,508
Merger, acquisition and disposal expense	—	—	—	—	—	1	1,067	—
Professional fees and services	5,628	4,509	4,161	3,684	2,573	2,207	2,372	2,017
Other expenses	9,227	7,563	7,434	7,230	6,829	8,283	7,321	6,083
Total non-interest expense	$67,142	$72,471	$69,136	$66,305	$64,375	$65,780	$64,991	$62,147

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2023				2022
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,104,425	$5,137,694	$5,131,210	$5,167,456	$5,130,094	$5,066,843	$4,761,658	$4,388,275
Commercial owner-occupied real estate loans	1,755,235	1,760,384	1,770,135	1,769,928	1,775,037	1,743,724	1,767,326	1,692,253
Commercial AD&C loans	988,967	938,673	1,045,742	1,046,665	1,090,028	1,143,783	1,094,528	1,089,331
Commercial business loans	1,504,880	1,454,709	1,423,614	1,437,478	1,455,885	1,393,634	1,353,380	1,349,602
Residential mortgage loans	1,474,521	1,432,051	1,385,743	1,328,524	1,287,933	1,218,552	1,147,577	1,000,697
Residential construction loans	121,419	160,345	190,690	223,456	224,772	229,243	235,486	204,259
Consumer loans	417,542	416,436	422,505	421,734	432,957	423,034	426,335	419,911
Total loans	11,366,989	11,300,292	11,369,639	11,395,241	11,396,706	11,218,813	10,786,290	10,144,328
Allowance for credit losses - loans	(120,865)	(123,360)	(120,287)	(117,613)	(136,242)	(128,268)	(113,670)	(110,588)
Loans held for sale	10,836	19,235	21,476	16,262	11,706	11,469	23,610	17,537
Investment securities	1,414,453	1,392,078	1,463,554	1,528,336	1,543,208	1,587,279	1,595,424	1,586,441
Total assets	14,028,172	14,135,085	13,994,545	14,129,007	13,833,119	13,765,597	13,303,009	12,967,416
Noninterest-bearing demand deposits	2,914,161	3,013,905	3,079,896	3,228,678	3,673,300	3,993,480	4,129,440	4,039,797
Total deposits	10,996,538	11,151,012	10,958,922	11,075,991	10,953,421	10,749,486	10,969,461	10,852,794
Customer repurchase agreements	75,032	66,581	74,510	47,627	61,967	91,287	110,744	130,784
Total stockholders' equity	1,588,142	1,537,914	1,539,032	1,536,865	1,483,768	1,451,862	1,477,169	1,488,910
Quarterly average balance sheets:
Commercial investor real estate loans	$5,125,028	$5,125,459	$5,146,632	$5,136,204	$5,082,697	$4,898,683	$4,512,937	$4,220,246
Commercial owner-occupied real estate loans	1,755,048	1,769,717	1,773,039	1,769,680	1,753,351	1,755,891	1,727,325	1,683,557
Commercial AD&C loans	960,646	995,682	1,057,205	1,082,791	1,136,780	1,115,531	1,096,369	1,102,660
Commercial business loans	1,433,035	1,442,518	1,441,489	1,444,588	1,373,565	1,327,218	1,334,350	1,372,755
Residential mortgage loans	1,451,614	1,406,929	1,353,809	1,307,761	1,251,829	1,177,664	1,070,836	964,056
Residential construction loans	142,325	174,204	211,590	223,313	231,318	235,123	221,031	197,366
Consumer loans	419,299	421,189	423,306	424,122	426,134	422,963	421,022	424,859
Total loans	11,286,995	11,335,698	11,407,070	11,388,459	11,255,674	10,933,073	10,383,870	9,965,499
Loans held for sale	10,132	13,714	17,480	8,324	10,901	15,211	12,744	17,594
Investment securities	1,544,173	1,589,342	1,639,324	1,679,593	1,717,455	1,734,036	1,686,181	1,617,615
Interest-earning assets	13,462,583	13,444,117	13,423,589	13,316,165	13,134,234	12,833,758	12,283,834	11,859,803
Total assets	14,090,423	14,086,342	14,094,653	13,949,276	13,769,472	13,521,595	12,991,692	12,576,089
Noninterest-bearing demand deposits	2,958,254	3,041,101	3,137,971	3,480,433	3,833,275	3,995,702	4,001,762	3,758,732
Total deposits	11,089,587	11,076,724	10,928,038	11,049,991	11,025,843	10,740,999	10,829,221	10,542,029
Customer repurchase agreements	66,622	67,298	58,382	60,626	74,797	104,742	122,728	131,487
Total interest-bearing liabilities	9,418,666	9,332,617	9,257,652	8,806,720	8,310,278	7,892,230	7,377,045	7,163,641
Total stockholders' equity	1,546,312	1,538,553	1,535,465	1,491,929	1,460,254	1,486,427	1,468,036	1,506,516
Financial measures:
Average equity to average assets	10.97%	10.92%	10.89%	10.70%	10.61%	10.99%	11.30%	11.98%
Average investment securities to average earning assets	11.47%	11.82%	12.21%	12.61%	13.08%	13.51%	13.73%	13.64%
Average loans to average earning assets	83.84%	84.32%	84.98%	85.52%	85.70%	85.19%	84.53%	84.03%
Loans to assets	81.03%	79.94%	81.24%	80.65%	82.39%	81.50%	81.08%	78.23%
Loans to deposits	103.37%	101.34%	103.75%	102.88%	104.05%	104.37%	98.33%	93.47%
Assets under management	$5,999,520	$5,536,499	$5,742,888	$5,477,560	$5,255,306	$4,969,092	$5,171,321	$5,793,787
Capital measures:
Tier 1 leverage (1)	9.51%	9.50%	9.42%	9.44%	9.33%	9.33%	9.53%	9.66%
Common equity tier 1 capital to risk-weighted assets (1)	10.90%	10.83%	10.65%	10.53%	10.23%	10.18%	10.42%	10.78%
Tier 1 capital to risk-weighted assets (1)	10.90%	10.83%	10.65%	10.53%	10.23%	10.18%	10.42%	10.78%
Total regulatory capital to risk-weighted assets (1)	14.92%	14.85%	14.60%	14.43%	14.20%	14.15%	14.46%	15.02%
Book value per common share	$35.36	$34.26	$34.31	$34.37	$33.23	$32.52	$33.10	$32.97
Outstanding common shares	44,913,561	44,895,158	44,862,369	44,712,497	44,657,054	44,644,269	44,629,697	45,162,908
(1) Estimated ratio at December 31, 2023.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2023				2022
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$215	$—	$—	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—	—	—
Commercial business	20	415	29	3,002	1,002	1,966	—	—
Residential real estate:
Residential mortgage	342	—	692	352	—	167	353	296
Residential construction	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	34	—	—
Total loans 90 days past due	362	415	721	3,569	1,002	2,167	353	296
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	58,658	20,108	20,381	15,451	9,943	14,038	11,245	11,743
Commercial owner-occupied real estate	4,640	4,744	4,846	4,949	5,019	6,294	7,869	8,083
Commercial AD&C	1,259	1,422	569	—	—	—	1,353	1,081
Commercial business	10,051	9,671	9,393	9,443	7,322	7,198	7,542	8,357
Residential real estate:
Residential mortgage	12,332	10,766	10,153	8,935	7,439	7,514	7,305	8,148
Residential construction	443	449	—	—	—	—	1	51
Consumer	4,102	4,187	3,396	4,900	5,059	5,173	5,692	6,406
Total non-accrual loans	91,485	51,347	48,738	43,678	34,782	40,217	41,007	43,869
Total restructured loans - accruing (1)	—	—	—	—	3,575	2,077	2,119	2,161
Total non-performing loans	91,847	51,762	49,459	47,247	39,359	44,461	43,479	46,326
Other assets and other real estate owned (OREO)	—	261	611	645	645	739	739	1,034
Total non-performing assets	$91,847	$52,023	$50,070	$47,892	$40,004	$45,200	$44,218	$47,360

	For the Quarter Ended,
(Dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Analysis of non-accrual loan activity:
Balance at beginning of period	$51,347	$48,738	$43,678	$34,782	$40,217	$41,007	$43,869	$46,086
Non-accrual balances transferred to OREO	—	—	—	—	—	—	—	—
Non-accrual balances charged-off	—	(183)	(2,049)	(126)	(22)	(197)	(376)	(265)
Net payments or draws	(7,619)	(1,545)	(1,654)	(10,212)	(9,535)	(3,509)	(3,234)	(2,787)
Loans placed on non-accrual	47,920	4,967	9,276	19,714	5,467	4,212	948	1,503
Non-accrual loans brought current	(163)	(630)	(513)	(480)	(1,345)	(1,296)	(200)	(668)
Balance at end of period	$91,485	$51,347	$48,738	$43,678	$34,782	$40,217	$41,007	$43,869

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$123,360	$120,287	$117,613	$136,242	$128,268	$113,670	$110,588	$109,145
Provision/ (credit) for credit losses - loans	(2,574)	3,171	4,454	(18,945)	7,907	14,092	3,046	1,635
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(3)	(3)	(14)	(5)	(1)	—	(300)	(19)
Commercial owner-occupied real estate	(27)	(25)	(27)	(26)	(27)	(10)	(12)	—
Commercial AD&C	—	—	—	—	—	—	—	—
Commercial business	(105)	15	363	(127)	(13)	(512)	331	111
Residential real estate:
Residential mortgage	(6)	(4)	35	21	(50)	(8)	(9)	120
Residential construction	—	—	—	—	—	(3)	(5)	—
Consumer	62	115	1,423	(179)	24	27	(41)	(20)
Net charge-offs/ (recoveries)	(79)	98	1,780	(316)	(67)	(506)	(36)	192
Balance at the end of period	$120,865	$123,360	$120,287	$117,613	$136,242	$128,268	$113,670	$110,588

Asset quality ratios:
Non-performing loans to total loans	0.81%	0.46%	0.44%	0.41%	0.35%	0.40%	0.40%	0.46%
Non-performing assets to total assets	0.65%	0.37%	0.36%	0.34%	0.29%	0.33%	0.33%	0.37%
Allowance for credit losses to loans	1.06%	1.09%	1.06%	1.03%	1.20%	1.14%	1.05%	1.09%
Allowance for credit losses to non-performing loans	131.59%	238.32%	243.21%	248.93%	346.15%	288.50%	261.44%	238.72%
Annualized net charge-offs/ (recoveries) to average loans	—%	—%	0.06%	(0.01)%	—%	(0.02)%	—%	0.01%
(1) Effective January 1, 2023, the Company adopted ASU 2022-02, which eliminated the accounting and recognition of troubled debt restructurings ("TDRs").

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,125,028	$60,909	4.72%	$5,082,697	$56,353	4.40%
Commercial owner-occupied real estate loans	1,755,048	21,011	4.75	1,753,351	20,433	4.62
Commercial AD&C loans	960,646	20,510	8.47	1,136,780	18,868	6.59
Commercial business loans	1,433,035	23,822	6.60	1,373,565	20,395	5.89
Total commercial loans	9,273,757	126,252	5.40	9,346,393	116,049	4.93
Residential mortgage loans	1,451,614	12,984	3.58	1,251,829	10,919	3.49
Residential construction loans	142,325	1,515	4.22	231,318	1,851	3.17
Consumer loans	419,299	8,543	8.08	426,134	6,775	6.31
Total residential and consumer loans	2,013,238	23,042	4.56	1,909,281	19,545	4.08
Total loans (2)	11,286,995	149,294	5.25	11,255,674	135,594	4.78
Loans held for sale	10,132	199	7.86	10,901	234	8.58
Taxable securities	1,193,408	6,454	2.16	1,243,089	6,047	1.95
Tax-advantaged securities	350,765	2,322	2.64	474,366	3,026	2.55
Total investment securities (3)	1,544,173	8,776	2.27	1,717,455	9,073	2.11
Interest-bearing deposits with banks	621,007	8,456	5.40	149,651	1,427	3.78
Federal funds sold	276	4	5.43	553	4	2.97
Total interest-earning assets	13,462,583	166,729	4.92	13,134,234	146,332	4.43

Less: allowance for credit losses - loans	(121,851)			(127,404)
Cash and due from banks	89,143			94,840
Premises and equipment, net	69,162			65,958
Other assets	591,386			601,844
Total assets	$14,090,423			$13,769,472

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,474,748	$5,612	1.51%	$1,398,120	$1,664	0.47%
Regular savings deposits	1,153,610	9,715	3.34	528,306	232	0.17
Money market savings deposits	2,697,930	24,456	3.60	3,231,952	16,480	2.02
Time deposits	2,805,045	30,030	4.25	2,034,190	9,900	1.93
Total interest-bearing deposits	8,131,333	69,813	3.41	7,192,568	28,276	1.56
Repurchase agreements	66,622	354	2.11	74,797	20	0.11
Federal funds purchased and Federal Reserve Bank borrowings	300,000	3,721	4.92	172,478	1,677	3.86
Advances from FHLB	550,000	6,086	4.39	500,326	4,759	3.77
Subordinated debt	370,711	3,946	4.26	370,109	3,925	4.24
Total borrowings	1,287,333	14,107	4.35	1,117,710	10,381	3.68
Total interest-bearing liabilities	9,418,666	83,920	3.54	8,310,278	38,657	1.85

Noninterest-bearing demand deposits	2,958,254			3,833,275
Other liabilities	167,191			165,665
Stockholders' equity	1,546,312			1,460,254
Total liabilities and stockholders' equity	$14,090,423			$13,769,472

Tax-equivalent net interest income and spread		$82,809	1.38%		$107,675	2.58%
Less: tax-equivalent adjustment		1,113			1,032
Net interest income		$81,696			$106,643

Interest income/earning assets			4.92%			4.43%
Interest expense/earning assets			2.47			1.17
Net interest margin			2.45%			3.26%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.0 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Year Ended December 31,
	2023			2022
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,133,279	$237,976	4.64%	$4,681,607	$194,598	4.16%
Commercial owner-occupied real estate loans	1,766,839	82,049	4.64	1,730,293	78,559	4.54
Commercial AD&C loans	1,023,669	81,515	7.96	1,112,936	56,689	5.09
Commercial business loans	1,440,382	92,080	6.39	1,351,906	69,765	5.16
Total commercial loans	9,364,169	493,620	5.27	8,876,742	399,611	4.50
Residential mortgage loans	1,380,496	48,909	3.54	1,117,053	37,551	3.36
Residential construction loans	187,599	6,817	3.63	221,341	6,963	3.15
Consumer loans	421,963	32,946	7.81	423,746	19,887	4.69
Total residential and consumer loans	1,990,058	88,672	4.46	1,762,140	64,401	3.65
Total loans (2)	11,354,227	582,292	5.13	10,638,882	464,012	4.36
Loans held for sale	12,421	896	7.21	14,097	738	5.24
Taxable securities	1,254,739	26,992	2.15	1,214,032	20,519	1.69
Tax-advantaged securities	357,933	9,049	2.53	475,187	11,559	2.43
Total investment securities (3)	1,612,672	36,041	2.23	1,689,219	32,078	1.90
Interest-bearing deposits with banks	432,392	22,435	5.19	189,465	2,672	1.41
Federal funds sold	393	17	4.26	574	8	1.41
Total interest-earning assets	13,412,105	641,681	4.78	12,532,237	499,508	3.99

Less: allowance for credit losses - loans	(124,624)			(116,170)
Cash and due from banks	93,494			84,992
Premises and equipment, net	69,886			63,379
Other assets	604,784			654,386
Total assets	$14,055,645			$13,218,824

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,429,219	$16,077	1.12%	$1,457,833	$3,177	0.22%
Regular savings deposits	784,575	17,546	2.24	547,510	294	0.05
Money market savings deposits	2,974,580	93,432	3.14	3,308,678	23,883	0.72
Time deposits	2,695,232	97,973	3.64	1,573,868	16,500	1.05
Total interest-bearing deposits	7,883,606	225,028	2.85	6,887,889	43,854	0.64
Repurchase agreements	63,259	915	1.45	108,273	124	0.11
Federal funds purchased and Federal Reserve Bank borrowings	273,508	13,537	4.95	107,785	2,805	2.60
Advances from FHLB	615,082	27,709	4.50	256,621	7,825	3.05
Subordinated debt	370,487	15,785	4.26	328,939	14,055	4.27
Total borrowings	1,322,336	57,946	4.38	801,618	24,809	3.09
Total interest-bearing liabilities	9,205,942	282,974	3.07	7,689,507	68,663	0.89

Noninterest-bearing demand deposits	3,152,699			3,897,842
Other liabilities	168,762			151,277
Stockholders' equity	1,528,242			1,480,198
Total liabilities and stockholders' equity	$14,055,645			$13,218,824

Tax-equivalent net interest income and spread		$358,707	1.71%		$430,845	3.10%
Less: tax-equivalent adjustment		4,157			3,841
Net interest income		$354,550			$427,004

Interest income/earning assets			4.78%			3.99%
Interest expense/earning assets			2.11			0.55
Net interest margin			2.67%			3.44%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2023 and 2022, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.2 million and $3.8 million in 2023 and 2022, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.